                                                                EXHIBIT 1

                           EXHIBIT TO SCHEDULE 13D

                      PERRY COUNTY FINANCIAL CORPORATION
                            CUSIP No. 714470-10-4

        Pursuant to Regulation section 240.13d-1(k)(1)(iii) the undersigned agree that the foregoing statement is filed on behalf of each of them.


                                        THE ROOSEVELT GROUP, L.L.C.

Dated:  August 11, 1999            By:  /s/ Daniel G. O'Donnell
                                        ------------------------------------
                                        Daniel G. O'Donnell, Secretary




                                        BRADSHAW CAPITAL MANAGEMENT, L.L.C.

Dated:  August 11, 1999            By:  /s/ Stanley J. Bradshaw
                                        ------------------------------------
                                        Stanley J. Bradshaw, President